Exhibit 99.1

Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate LLC

The Board of Management of Celanese AG has approved a share plan for all hourly employees of Celanese Acetate LLC. The Celanese Stock Purchase Plan (SPP) supports a stock purchase by such employees with a grant by the company. Through buying shares, such employees become shareholders and owners of the company. This links the mutual interest of such employees and stockholders to the goals and success of the company.

Eligibility for the SPP
All active hourly employees of Celanese Acetate LLC as of September 30, 2002 are eligible for the SPP.
Participation in the SPP is voluntary.

Required Investment/Reimbursement
The Plan begins on July 24, 2002. Every eligible employee who purchases shares in the amount of $100, $500, $1,000 or $2,000 (or the dollar amount of full shares closest to these amounts without going over) will get a partial reimbursement based on 35% of the invested amount from the company.

For Example:

  An investment of $100 will be reimbursed with a payment of $35.
  An investment of $500 will be reimbursed with a payment of $175.
  An investment of $1,000 will be reimbursed with a payment of $350.
  An investment of $2,000 will be reimbursed with a payment of $700.

While you can invest higher amounts, these will not count for purposes of the SPP.

Your Human Resources Department will explain further on how this reimbursement will be made.

How to Purchase Shares
The Celanese AG (CAG) shares can be purchased during the period beginning July 24, 2002 and ending September 30, 2002. You may purchase your shares through a stockbroker of your choice.

In an effort to assist employees in making the investment in Celanese stock, we have arranged to have a broker from Morgan Stanley Dean Witter available at Rock Hill, SC and Narrows, VA sites to accept transactions from employees.

In addition, the company will pay the transaction fee charged by the broker for employees making the investment.

Purchasing Shares Through an Option of Payroll Deduction
An option that will be available for the employee is for the company to advance the money needed to purchase the stock and then recover the advance through payroll deduction over a 30-week period. Of course, if an employee does not wish to exercise this option, the employee may purchase their shares outright.

Your Human Resources Department will explain further information on how this payroll deduction will be made.

Information About the Reimbursement
A reimbursement will be paid to every employee who is eligible to participate in the Plan and who furnishes proof to their local Human Resources Department that they have made the required investment. Proof must be submitted by completing the attached participation form and sending it to your HR Department no later than October 4, 2002. You must include a statement (receipt) that clearly indicates the date and the amount of purchase.

Taxes and other required deductions will be withheld from the reimbursement.

Additional Requirements
The shares purchased for the SPP must be held at least until September 30, 2003 (the “holding period”). The employee may be required to furnish proof of continued ownership whenever requested. If this requirement is not met, the company has the right to reclaim the reimbursement payment.

The Schedule
Here are all the dates at a glance:

July 24, 2002	•	Start of the SPP

	}	Employees purchase
Celanese AG shares

September 30, 2002	•	Deadline for participation

October-November	•	Payment of reimbursement

September 30, 2003	•	Last day of holding period

Advantages of the SPP
You have an opportunity to participate in a value enhancement of the Celanese AG shares.
Also, if you buy Celanese AG shares in an amount equal to the required investment, you will receive a company payment of 35% of your investment.

If you choose to sell your shares after the expiration of the holding period, you could realize a profit if the share price exceeds the initial share price. In addition, this plan allows you to become a shareholder of the company.

More Information
If you have any questions, please contact your HR Department.

Attachment: Form: Declaration to Participate

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The Prospectus is applicable to the purchase of Celanese AG Ordinary Shares by the hourly employees of Celanese Acetate LLC pursuant to the Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate LLC. A total of 50,000 ordinary shares of Celanese AG have been registered under the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 24, 2002

Celanese Stock Purchase Plan For Hourly Employees of Celanese Acetate LLC

Declaration to participate

Return this form to your local HR Department

Last name, first name: _________________________________________

Company: ___________________________________________________

Social security number: ________________________________________

Declaration to participate:

I hereby declare my participation in the Celanese Stock Purchase Plan. I have chosen the following investment alternative:

|_|      $100 or the dollar amount closest to this based on whole shares
|_|      $500 or the dollar amount closest to this based on whole shares
|_|      $1,000 or the dollar amount closest to this based on whole shares
|_|      $2,000 or the dollar amount closest to this based on whole shares

I will forward a receipt for the stock purchase before October 4, 2002. I will receive the company reimbursement less appropriate taxes and other deductions.

I hereby declare that I will retain the Celanese AG shares I acquired until the expiration of the agreed holding period on September 30, 2003. I will provide confirmation of this continued stock ownership whenever it is requested. I am aware that the company may reclaim the grant in the event I do not observe the holding period.

                                                                                     _____________________________

________________________                                                       Attach proof here
Date, signature
                                                                                      _____________________________

Final date for acceptance: October 4, 2002

Celanese Stock Purchase Plan
for Hourly Employees of
Celanese Acetate LLC

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The Prospectus is applicable to the purchase of Celanese AG Ordinary Shares by the hourly employees of Celanese Acetate LLC pursuant to the Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate LLC. A total of 50,000 Ordinary Shares of Celanese AG have been registered under the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 24, 2002

Making the Required Investment

  The employee share plan begins on July 24, 2002.

  You must purchase shares in the amount of $100, $500, $1,000, $2,000 or the closest dollar amount to these amounts without going over to be eligible for the company reimbursement.

Making the Required Investment

Example I: Employee selects to make a $100 purchase of shares and the stock price at transaction is $19 a share

Shares are only purchased in full shares, not fractions.

$100 would buy 5.26 shares ($100 ÷ $19 = 5.26 shares)

5.26 shares would be 5 full shares of stock

Based on the plan, employee would need to invest $95
                (5 shares x $19 = $95)

Employee would then receive 5 shares of Celanese stock

Making the Required Investment

Example II: Employee selects to make a $100 purchase of shares and the stock price at transaction is $15 a share

Shares are only purchased in full shares, not fractions.

$100 would buy 6.66 shares ($100 ÷ $15 = 6.66 shares)

6.66 shares would be 6 full shares of stock

Based on the plan, employee would need to invest $90
                (6 shares x $15 = $90)

Employee would then receive 6 shares of Celanese stock

Making the Required Investment

Example IIl: Employee selects to make a $2000 purchase of shares and the stock price at transaction is $18 a share

Shares are only purchased in full shares, not fractions.

$2000 would buy 111.11 shares ($2000 ÷ $18 = 111.11 shares)

111.11 shares would be 111 full shares of stock

Based on the plan, employee would need to invest $1998
                (111 shares x $18 = $1998)

Employee would then receive 111 shares of Celanese stock

Reimbursements

  Employees who are eligible to participate and who furnishes proof to their local Human Resources Department by October 4, 2002 that they have made the investment will receive a reimbursement.

  Proof is a statement (receipt) that shows the date and amount of your purchase. The broker that makes the purchase should provide this statement to you.

  Employees making a purchase under these guidelines will receive a reimbursement from the company in the amount of 35% of the investment minus taxes.

Reimbursements

  Reimbursements will be made to qualifying employees during October/November.

  Reimbursement will be in the form of a check (most likely included in an employee’s regular paycheck) sent to employees.

Reimbursement

Example I: $100 investment at $19 a share

$100 would buy 5.26 shares ($100 ÷ $19 = 5.26 shares)

You would be required to purchase 5 full shares of stock

Based on the plan, you would need to invest $95
                (5 shares x $19 = $95)

Reimbursement would be $33.25 minus applicable taxes
                ( 35% of $95 = $33.25)

Reimbursement

Example II: $100 investment at $15 a share

$100 would buy 6.66 shares ($100 ÷ $15 = 6.66 shares)

You would be required to purchase 6 full shares of stock

Based on the plan, you would need to invest $90
                (6 shares x $15 = $90)

Reimbursement would be $31.50 minus applicable taxes
                (35% of $90 = $31.50)

Reimbursement

Example III: $2000 investment at $18 a share

$2000 would buy 111.11 shares ($111.11 ÷ $18 = 111.11 shares)

You would be required to purchase 111 full shares of stock

Based on the plan, you would need to invest $1998
                (111 shares x $18 = $1998)

Reimbursement would be $599.40 minus applicable taxes
                (35% of $1998 = $599.40)

Payroll Deduction Option

  The Company will advance the money needed to purchase stock and recover this amount through payroll deduction over 30 weeks.

Payroll Deduction Option

Example I: $100 investment at $19 a share

$100 would buy 5.26 shares ($100 ÷ $19 = 5.26 shares)

You would be required to purchase 5 full shares of stock

Based on the plan, you would need to invest $95
                (5 shares x $19 = $95)

$95 advance paid back over 30 pay periods would equal
$3.17 for 29 weeks and $3.07 for 1 week.

29 weeks at	$3.17	=	$91.93
1 week at	$3.07	=	3.07

			$95.00

Payroll Deduction Option

Example II: $100 investment at $15 a share

$100 would buy 6.66 shares ($100 ÷ $15 = 6.66 shares)

You would be required to purchase 6 full shares of stock

Based on the plan, you would need to invest $90
                (6 shares x $15 = $90)

$90 advance paid back over 30 pay periods would equal
$3.00 per week.

30 weeks at $3.00 = $90.00

Payroll Deduction Option

Example III: $2000 investment at $18 a share

$2000 would buy 111.11 shares ($2000 ÷ $18 = 111.11 shares)

You would be required to purchase 111 full shares of stock

Based on the plan, you would need to invest $1998
                (111 shares x $18 = $1998)

$1998 advance paid back over 30 pay periods would equal
$66.60* per week.

30 weeks at $66.60 = $1998

Advantages of Participating in
the SPP

  You can be a shareholder of the company.

  If you choose to sell your shares after the expiration of the holding period, you could realize a profit if the share exceeds the initial share price (there could be a depreciation of value if the stock price declines).

  You have an opportunity to participate in a value enhancement of Celanese AG shares.

Advantages of Participating in
the SPP

   Example of value enhancement of stock purchase under the plan

  Example I: $100 investment at $19 a share

  $100 would buy 5.26 shares ($100 ÷ $19 = 5.26 shares)

  You would be required to purchase 5 full shares of stock

  Based on the plan, you would need to invest $95
                  (5 shares x $19 = $95)

  Reimbursement would be $33.25 minus applicable taxes
                  (35% of $95 = $33.25)

  You would receive 5 shares of stock for $61.75*
                  ($95-33.25=$61.75*)

*minus applicable taxes on the reimbursement

Advantages of Participating in
the SPP

  Example of value enhancement of stock purchase under the plan

  Example ll : $100 investment at $15 a share

  $100 would buy 6.66 shares ($100 ÷ $15 = 6.66 shares)

  You would be required to purchase 6 full shares of stock

  Based on the plan, you would need to invest $90
                  (6 shares x $15 = $90)

  Reimbursement would be $31.50 minus applicable taxes
                  (35% of $90= $31.50)

  You would receive 6 shares of stock for $58.50*
                  ($90-31.50=$58.50*)

*minus applicable taxes on the reimbursement

Advantages of Participating in
the SPP

  Example of value enhancement of stock purchase under the plan

  Example III: $2000 investment at $18 a share

  $2000 would buy 111.11 shares ($2000 ÷ $18 = 111.11 shares)

  You would be required to purchase 111 full shares of stock

  Based on the plan, you would need to invest $1998
                  (111 shares x $18 = $1998)

  Reimbursement would be $599.40 minus applicable taxes
                  (35% of $1998 = $599.40)

  You would receive 111 shares of stock for $1398.60*
                  ($2000-599.40=$1398.60*)

*minus applicable taxes on the reimbursement

Morgan Stanley Dean Witter
Broker available on Site

  The broker will be available on site for each shift (dates and times to be determined).

  The broker cannot provide advise and counsel. They will only be on site to accept orders to purchase stock.

  You will be required to sign a payroll deduction authorization for the company to deduct the investment amount over a 30-week period.

  The broker will purchase stock on the same day for all employees choosing to invest.

  The broker will purchase the stock in each individual name.

  The employee will receive a certificate of stock as soon as it becomes available.

DOCUMENTS INCORPORATED
BY REFERENCE

The documents incorporated by reference in Celanese AG’s registration statement on Form S-8 registering Celanese AG ordinary shares offered under the Plan (which are incorporated herein by reference), and any documents required to be delivered pursuant to Rule 428(b) under the Securities Act of 1933 (which includes future reports that Celanese will be filing as a public company with the Securities and Exchange Commission, the description of the Celanese ordinary shares contained in a registration statement filed with the Securities and Exchange Commission on October 21, 1999 and any report or any portion thereof, subsequently furnished to the Securities and Exchange Commission which is stated in such report to be incorporated by reference into the Form S-8 covering the Plan), are available from Celanese AG, without charge, upon written or oral request addressed to the Corporate Secretary of Celanese AG, Celanese AG, 61476 Kronberg/Taunus, Germany, telephone 011-49-69-305-5070.

AVAILABLE INFORMATION

As a result of registering its shares, Celanese AG became subject to the informational requirements of the Securities Exchange Act of 1934, and files reports and other information with the Securities and Exchange Commission. You may examine the reports and other information filed by Celanese AG, without charge, at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission’s regional offices located at Suite 1400, Citicorp Center and 500 West Madison Street, Chicago, Illinois, 60661-2551. The Commission also maintains a website (http://www.sec.gov) that contains such reports and other information regarding registrants, such as Celanese, that file electronically with the Securities and Exchange Commission.